                                                                    EXHIBIT 1.1

                                1,500,000 Shares


                                   T-HQ, Inc.


                                  Common Stock


                             UNDERWRITING AGREEMENT



                                                               February 11, 1997



WEDBUSH MORGAN SECURITIES INC.
  As Representative of the several Underwriters
1000 Wilshire Boulevard
Los Angeles, California  90017-2465



Gentlemen:

                  T-HQ, Inc., a New York corporation (the "Company"), proposes to issue and sell to you and other firms and corporations named in Schedule A attached hereto (the "Underwriters," which term shall also include any underwriter substituted as provided in Section 9 hereof), for which you are acting as representative ("Representative"), 1,500,000 shares of the Company's Common Stock (the "Primary Shares"). In addition, the Company proposes to grant to the Underwriters an option to purchase, for the purpose of covering over-allotments, up to an additional 225,000 shares of the Company's Common Stock (the "Over-Allotment Shares"). The Primary Shares and the Over-Allotment Shares are collectively referred to below as the "Shares." The Company agrees with the several Underwriters as set forth below.



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                  1.   Representations, Warranties and Certain Covenants of the
Company. The Company represents and warrants to, and the Company also covenants and agrees with, each of the Underwriters as follows:

                       (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 333-18641), including a preliminary prospectus, relating to the Shares and such amendments to the registration statement and prospectus included therein as may have been required to the date hereof. The Company will file with the Commission either: (i) prior to effectiveness of such registration statement, a further amendment thereto, including a form of prospectus, and if required after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b) of the rules and regulations ("Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations (a "Rule 430A Filing"). Any such preliminary prospectus and any prospectus included in the registration statement at the time it becomes effective that omits information pursuant to Rule 430A of the Rules and Regulations, is referred to herein as a "preliminary prospectus"; such registration statement, as it may have been amended at the time when it becomes effective, including financial statements, exhibits, and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430A of the Rules and Regulations, is referred to herein as the "Registration Statement"; and such final form of prospectus, in the form in which it was first filed pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is made, in the form included in the Registration Statement at the time it becomes effective, is referred to herein as the "Prospectus."

                       (b) The Commission has not issued, nor has it had cause to issue, an order preventing or suspending the use of any preliminary prospectus and each such preliminary prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the date of this Agreement, when the Registration Statement becomes effective and at the Closing Date (as defined below) (i) the




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         Registration Statement and Prospectus and any amendments or supplements thereto will contain all statements that are required to be stated therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein.

                       (c) The consolidated financial statements of the Company set forth in the Registration Statement and Prospectus present fairly, in all material respects, the financial condition of the Company and its Subsidiaries (as herein defined) as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). As used in this Agreement, the term "Subsidiary" shall mean a corporation or other entity of which the Company owns, directly or indirectly, more than 50% of the voting stock or the capital or equity.

                       (d) Each of the Company and its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as is described in the Prospectus. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required except where the failure to so qualify or be in good standing will not have a material adverse effect on the Company and its Subsidiaries taken as a whole.



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                       (e) Assuming that no warrants or options to purchase the
         Company's Common Stock are exercised after the respective dates set forth in the Prospectus, the authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus and the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The sale of the Shares has been duly authorized and after issuance of and payment for the Shares in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be sold free of any pledge, lien, claim or equitable interest, and the holders of the Common Stock of the Company are not entitled to any preemptive rights. The issued and outstanding shares of the capital stock of each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company free and clear of all liens, claims or encumbrances whatsoever. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any of its Subsidiaries has outstanding any options or warrants to purchase, any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. Other than agreements between the Company and (i) Inland Productions, Inc.,
         (ii) Frost Capital Management, (iii) Brian J. Farrell, (iv) Ira Edelson (warrant holder), (v) Sovereign Equity Management Corp. (warrant holder), (vi) Broad Capital Associates, Inc. (warrant holder), (vii) Neidiger and Tucker, as Placement Agents (warrant holders), (viii) Grand Group Inc. (warrant holders), (ix) holders of American Stock Transfer & Trust Company warrants, (x) holders of warrants issued in the Company's June 1994 private placement, and (xi) holders of warrants issued in the Company's December 1994 private placement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or to participate in a registration statement filed by the Company under the Act. The Company's Common Stock has been approved for inclusion in the NASDAQ National Market System ("NASDAQ/NMS") upon completion of the sale of the Primary Shares.




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                       (f) Except as contemplated in the Prospectus, subsequent
         to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, or any material adverse change in the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its Subsidiaries taken as a whole.

                       (g) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding of which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that would result in any material adverse change in the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its Subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof.

                       (h) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that are not described or have not been filed as required.

                       (i) Except as set forth in the Prospectus, the Company and its Subsidiaries owns or has valid leasehold interests in all properties and assets required for the operation of their business as now conducted or as proposed to be conducted, including those described in the Registration Statement and the Prospectus as being owned by them; and each of the Company and its Subsidiaries has good title to all properties and assets owned by it material to its business. All material leases to which the Company or any of its Subsidiaries is a party are valid, subsisting and enforceable and no default by the Company or any of its Subsidiaries has occurred and is continuing thereunder; and each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases to which it is a party as lessee.

                       (j) The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. The




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         execution, delivery and performance of this Agreement by the Company does not and will not violate, breach or conflict with the Articles or Certificate of Incorporation or bylaws of the Company or any of its Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties is bound or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the transactions contemplated hereby except as may be required under the Act or state securities or "Blue Sky" laws. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

                       (k) Neither the Company nor any of its Subsidiaries is
         (i) in violation of its articles of incorporation or bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan, credit or factoring agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or such Subsidiary is subject, excluding in each case in this clause (ii), breaches or defaults which could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                       (l) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them,



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         and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                       (m) Except for its Subsidiaries and Inland Productions, Inc., the Company does not own any shares of capital stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity or subsidiary.

                       (n) The Company has not done, and is not presently doing, business with the government of Cuba or with any person or any affiliate located in Cuba.

                       (o) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substance or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

                       (p) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                       (q) There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit, directly or indirectly, of any



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         of the officers or directors of the Company or any other related party transactions required to be disclosed in the Registration Statement, except as disclosed in the Registration Statement.

                  2.   Sale and Purchase of the Shares.

                       (a) The Company hereby agrees to sell the Primary Shares to the several Underwriters as set forth in Schedule A attached hereto, and the several Underwriters, in reliance upon the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company, at the place and the time specified below, the respective aggregate numbers of Primary Shares set forth in Schedule A opposite their respective names, plus any additional Shares which such Underwriters may become obligated to purchase pursuant to the provisions of Section 2(b) hereof, at a price of $7.0125 per Share.

                       (b) In addition, on the basis of the representations and warranties herein contained, upon not less than five days' notice from the Representative to the Company, or its counsel, the Company agrees to sell to the Underwriters (but only for the purpose of covering over-allotments in the sale of the Primary Shares), all or any portion of the Over-Allotment Shares, as specified by the Representative in such Notice, at the purchase price stated in Section 2(a) hereof. The Over-Allotment Shares may be purchased on the Closing Date or at any one time thereafter so long as the notice to purchase is given within a period of 30 days following the effective date of the Registration Statement. Over-Allotment Shares shall be purchased by each Underwriter in the proportion which the number of Primary Shares set opposite the name of each Underwriter in Schedule A hereto bears to the total number of Primary Shares. No Over-Allotment Shares shall be delivered to or for the accounts of the Underwriters unless the Primary Shares shall be simultaneously delivered and paid for or shall theretofore have been delivered and paid for as herein provided.

                       (c) The respective purchase obligation of each Underwriter shall be subject to such adjustments as the Representative may in its absolute discretion make so long as the Underwriters' aggregate purchase obligation vis-a-vis the Company remains the same.




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                  3.  Terms of Offering and Authority to Use Prospectus. The
terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Registration Statement and the Prospectus.

                  The Company has authorized the Representative to use preliminary prospectuses and to make them available for use by prospective Underwriters and dealers and authorize the Underwriters and all dealers acquiring Shares from an Underwriter to use the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) in connection with the sale of the Shares until the earlier of completion of the public offering or the 90th day following effectiveness of the Registration Statement.

                  4.  Payment and Delivery.

                      (a) Payment for the Primary Shares which the Underwriters agree to purchase hereunder shall be made to the Company by wire transfer at the offices of Sheppard, Mullin, Richter & Hampton LLP, or at such other place as shall be agreed upon by the Representative and the Company, at 7:00 a.m., Pacific Time, on the third (fourth, if the pricing occurs after 4:30 p.m. New York time) business day after the date hereof (unless postponed in accordance with the provisions of Section 9 hereof), or at the time, date (not later than seven full business days thereafter) and place agreed upon by the Representative and the Company, against delivery to the Representative for the respective accounts of the several Underwriters of the Primary Shares in the form of certificates for the securities comprising the Primary Shares. The date and time of this payment and delivery (which may be postponed as provided in Section 10 hereof) are sometimes referred to below as the "First Closing Date."

                      (b) Payment for the Over-Allotment Shares which the Underwriters purchase hereunder shall be made to the Company by wire transfer at the office specified in the immediately preceding paragraph at the time or times and on the date or dates specified in the notice or notices delivered by the Representative against delivery for the respective accounts of the several Underwriters of the Over-Allotment Shares in the form of certificates for the securities comprising the Over-Allotment Shares. The dates and times of these payments and deliveries are herein singularly or collectively sometimes referred to as the "Second Closing Date." The term "Closing Date" refers to both the First Closing Date and the Second Closing Date.





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                      (c) You, individually and not as Representative of the
         Underwriters, may (but shall not be obligated to) make payment to the Company for Shares to be purchased by any Underwriter whose wire transfer shall not have been received by you at the date of payment therefor for the account of that Underwriter. Any payment by you shall not relieve that Underwriter from any of its obligations hereunder.

                      (d) The certificates for the Shares shall be registered in the name or names and shall be in the denominations you, as Representative, at least two full business days prior to the First Closing Date, in the case of the Primary Shares, and at least two full business days prior to the Second Closing Date, in the case of the Over-Allotment Shares, may request. The Company agrees to cause certificates for the Shares to be delivered pursuant to this Agreement at your offices, at the offices of The Depositary Trust Company, New York, New York, or at such other places as may be designated by you as Representative, and to be made available for checking and packaging at one of the above offices or such other places as may be designated by you as the Representative at least one full business day prior to the First Closing Date in the case of the Primary Shares, and at least one full business day prior to the Second Closing Date, in the case of the Over-Allotment Shares.

                  5. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

                      (a) The Registration Statement shall have become effective under the Act not later than (i) 2:00 p.m., Pacific Time, on the day following the date of this Agreement or (ii) such other time and date, but not later than 2:00 p.m, Pacific Time, on the second day following the date of this Agreement, as may be approved by the Underwriters (including the Representative) that are obligated to purchase an aggregate of more than 50% of the Shares; and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualifications of the Shares shall have been issued and no proceedings for that purpose shall be pending before or threatened by the Commission or any state securities or "Blue Sky" commissioner or authority.

                      (b) At each Closing Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date and the



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         Company shall have performed all of the obligations and complied with all of the conditions hereunder on its part to be performed or complied with on or prior to the Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties or condition (financial or otherwise), results of operations, properties, prospects, capital stock, long-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement indicates might occur after the effective date of the Registration Statement, and neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to or contemplated in the Registration Statement; and, (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or any of its Subsidiaries which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or any of its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations, properties, prospects, or general affairs of the Company and its Subsidiaries considered as a whole; and you shall have received at each Closing Date, a certificate of the principal executive officer and the principal financial or accounting officer of the Company, dated as of such Closing Date, evidencing compliance with the provisions of this subsection (b), and confirming the accuracy of the representations of the Company set forth in Section 1 hereof and confirming that all conditions set forth herein have been met as of such date.

                      (c) No Underwriter shall have discovered and disclosed to the Company prior to either Closing Date that the Registration Statement or the


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         Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact that in the reasonable opinion of the Representative is material, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

                      (d) On each Closing Date you shall have received a signed opinion, dated as of such date, of Sheppard, Mullin, Richter & Hampton LLP, counsel to the several Underwriters, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                      (e) On each Closing Date you shall have received the signed opinion, dated as of such date, of Sidley & Austin, counsel to the Company, in form reasonably satisfactory to counsel for the Underwriters, together with signed or photostatic copies thereof for each of the other Underwriters to the effect that:

                          (i) the Company has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                          (ii) each Subsidiary of the Company has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own the property and to conduct the business described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would




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
                  not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                          (iii) the Shares have been duly authorized and, when
                  issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will not to our actual knowledge have been issued in violation of any preemptive or similar rights;

                          (iv) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                          (v) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement will not (a) contravene any provision of any law, rule or regulation applicable to general business corporations engaged in the type of business described in the Registration Statement (provided, however, that in rendering such opinion such counsel need express no opinion with respect to the indemnification and contribution obligations contained herein or the anti-fraud provisions of federal or state securities laws), (b) result in any violation of the articles of incorporation or by-laws of the Company, (c) to such counsel's actual knowledge, result in the material breach or violation of any of the terms and provisions of any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (d) to such counsel's actual knowledge, result in the material breach or violation of any judgment or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries; and to such counsel's actual knowledge, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Shares by the Underwriters;

                          (vi) to such counsel's actual knowledge, (a) there are
                  no legal or governmental proceedings pending or threatened to which the




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                  Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus by the Act or the applicable Rules and Regulations and are not so described, and (b) there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (vii) the Company is not an "investment company" or an
                  entity "controlled" by an investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                          (viii) at the time the Registration Statement becomes
                  effective (but after giving effect to the Rule 430A Filing, if any), the Registration Statement (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied as to form in all material respects with the Act and the Rules and Regulations;

                          (ix) the form of the certificates for the Shares
                  comply with the requirements of New York corporate law, the requirements of the NASDAQ/NMS and the Company's articles of incorporation and bylaws and has been duly approved by the Board of Directors of the Company;

                          (x) the Registration Statement has become effective
                  under the Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to such counsel's actual knowledge, no stop order proceedings suspending the effectiveness of the Registration Statement have been instituted or threatened or are pending under the Act.

                  In addition, such counsel shall state that although such counsel is not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, nothing has come to their attention that causes them to believe that

         (a) the Registration Statement (except for the financial statements, financial schedules and accounting data, and the other financial and statistical information derived therefrom and included therein, as to which such counsel need express no statement), at the time it became effective (but after giving effect to the Rule 430A Filing, if any), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, including the occurrence of any default by the Company in the due performance or observance of any agreement or instrument filed as an exhibit to the Registration Statement that would have a material adverse effect on the Company and its Subsidiaries taken as a whole, or (b) the Prospectus or any amendment or supplement thereto (except for the financial statements, financial schedules and accounting data, and the other financial and statistical information derived therefrom and included therein, as to which such counsel need express no statement), at the time the Prospectus was issued, at the time any such amended or supplemental prospectus was issued or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading, including the occurrence of any default by the Company in the due performance or observance of any agreement or instrument filed as an exhibit to the Registration Statement that would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                      (f) On each Closing Date, you shall have received the signed opinion, dated as of such date, of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel to the Company, in form reasonably satisfactory to counsel for the Underwriters, together with signed or photostatic copies thereof for each of the other Underwriters, to the effect that:

                          (i) assuming that no warrants or options to purchase
                  the Company's Common Stock are exercised after the respective dates set forth in the Prospectus, the authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or similar rights of any stockholder of the Company arising by operation of law, under the articles of incorporation or bylaws of the Company or, to such counsel's actual knowledge, under any agreement to which the Company is a party;

                          (ii) the shares of the Company's Common Stock out
                  standing prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

                          (iii) the statements (a) in the Prospectus under the
                  captions "Description of Securities" and "Shares Eligible for Future Sale" and (b) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

                          (iv) to the best of such counsel's knowledge, there
                  are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as disclosed in the Prospectus.

                      (g) At the time of the signing of this Agreement and on each Closing Date, you shall have received a signed letter, dated, respectively, as of each such date, from Deloitte & Touche LLP in form and substance satisfactory to you, together with, in each case, signed or photostatic copies thereof for each of the other Underwriters, to the effect that:

                          (i) they are independent auditors with respect to the
                  Company within the meaning of the Act and the published Rules and Regulations thereunder;

                          (ii) in their opinion, the financial statements and
                  schedules audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder;

                          (iii) on the basis of procedures referred to in such
                  letter, including a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and the performance of procedures specified by the American Institute of Certified Public Accountants for a review of interim financial statements as described in SAS No. 71, Interim Financial Information, nothing caused them to believe that:

                                (A) the unaudited financial statements as at
                    September 30, 1996, and for the nine months then ended included in the Registration Statement, do not comply in form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder;

                                (B) at the date of the latest available internal
                    balance sheet of the Company and at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company or any decrease in net current assets or net assets as compared with amounts shown in the September 30, 1996 unaudited balance sheet included in the Registration Statement, except in all instances for changes or decreases that the Registration Statement discloses have occurred or may occur or as may be set forth in such letter; or

                                (C) the period from the date of the latest
                    available internal balance sheet of the Company to a subsequent specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the previous year, in sales or in the total net income or net income per share, except in all instances for decreases that the Registration Statement discloses have occurred or may occur or as may be set forth in such letter;

                          (iv) they shall have carried out certain procedures
                  specified by you and shall have disclosed to you their findings with respect to the amounts, percentages and financial information specified by you and set forth in the Registration Statement and the Prospectus and derived from general accounting and financial records of the Company.

         Any changes (increases or decreases) in the items set forth in these letters which, in the reasonable judgment of the Representative, are materially adverse with respect to the financial position or results of operations of the Company and its Subsidiaries taken as a whole shall be deemed to constitute a failure of the Company to comply with the conditions to the obligations of the Underwriters hereunder.

                      (h) On or prior to the effective date of the Registration Statement, the Common Stock of the Company shall have been designated NASDAQ/NMS securities and shall have been duly authorized for inclusion in the NASDAQ/NMS and, as of the effective date of the Registration Statement, the Common Stock shall be registered under the Securities Exchange Act of 1934, as amended.

                      (i) All proceedings taken at or prior to each Closing Date in connection with the sale of the Shares shall be satisfactory in form and substance to you and Sheppard, Mullin, Richter & Hampton LLP, counsel to the several Underwriters, and at the time of signing this Agreement and on the Closing Date, you and such counsel shall have received each and every additional document, letter, opinion, certificate or other item dated and executed in a manner reasonably satisfactory to you and such counsel, as you or such counsel may reasonably request in connection with the Prospectus, the Registration Statement, the offer and sale of the Shares hereunder, or proceedings at the Closing Date.

                  If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, all obligations of the several Underwriters under this Agreement may be canceled by the Representative by notifying the Company of such cancellation on or prior to the applicable Closing Date.

                  6.      Covenants of the Company.

                          6.1 The Company covenants and agrees as follows:

                      (a) To use its best efforts to bring about the effectiveness of the Registration Statement and not, at any time, whether before or after the effective date, file any amendment to the Registration Statement or Prospectus or supplement thereto of which you shall not previously have been advised and furnished with a copy or to which you or your counsel reasonably shall have objected or which is not in compliance with the Act and the Rules and Regulations, and as soon as the Company is advised thereof, to advise the Representative and confirm this advice in writing (i) when the Registration Statement has become effective and (ii) of the issuance by the Commission or any state securities or "blue sky" commissioner or authority of any order suspending the effectiveness of the Registration Statement or any qualification of the Shares or prohibiting the sale of the Shares or the initiation or threatening of any proceedings for any such purpose.

                      (b) To deliver, during the period when such documents are required to be delivered under the Act or the Securities Exchange Act of 1934, as amended, without charge, to the Representative and the several Underwriters, at such office or offices as the Representative may designate, as many copies of the preliminary prospectus and Prospectus as the Representative may reasonably request.

                      (c) To furnish the Representative, without charge, one executed copy of the Registration Statement (including exhibits) and of any amendments thereto and to furnish the Representative, without charge, a reasonable number of conformed copies of the Registration Statement (excluding exhibits) and of any amendments thereto.

                      (d) To furnish the Representative with a copy of each proposed amendment or supplement before amending or supplementing the Registration Statement or the Prospectus.

                      (e) Until the completion of the offering, if any event shall occur as a result of which it shall be necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses the Representative will furnish to the Company) to whom Shares may have been sold by the Representative and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading.

                      (f) To make generally available to the Company's security holders, as soon as practicable, but not later than fifteen months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a period of twelve months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                      (g) For a period of three years following the date of this Agreement, to supply to the Representative, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time furnish generally to holders of any class of its securities, and to furnish the Representative a copy of each annual report on Form 10-K which it files with the Commission.

                      (h) To cooperate with the Representative in an endeavor to qualify the Shares for offer and sale under the "blue sky" laws of such jurisdic tions of the United States as the Representative may request, and to pay, or reimburse if paid by the Representative, fees and disbursements of counsel for the Underwriters and all other expenses and filing fees in connection therewith; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation as doing business in any jurisdiction.

                      (i) To comply to the best of its ability with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                      (j) To apply the net proceeds from the sale of the Shares in accordance with the statement made under "Use of Proceeds" in the Prospectus.

                      (k) To supply the Representative with copies of all correspondence to and from and all documents issued to and by the Commission in connection with the registration of the Shares under the Act.

                          6.2 The Company covenants and agrees to pay, or
reimburse if paid by the Representative, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the entry into and performance under this Agreement by the Company, and without limiting the generality of the foregoing, all costs and expenses incident to (a) the issuance, purchase, sale and delivery of the Shares to the Underwriters, (b) the registration of the Shares and preparing, printing and shipping the Registration Statement and the underwriting documents, (c) the filing fees of the Commission, the National Association of Securities Dealers, Inc. (including fees for NASDAQ/NMS) and state securities and "blue sky" commissioners and authorities in connection with the Registration Statement and this Agreement, and the fees, disbursements and expenses of counsel in connection with state securities or "blue sky" matters, (d) the fees and disbursements of counsel and accountants for the Company, (e) the furnishing to the Representative and the other Underwriters of copies of the Registration Statement, any preliminary prospectus, the Prospectus, this Agreement, the Blue Sky Survey (preliminary and final), and of the documents required by paragraphs
(b), (c), (d) and (e) of Section 6.1, to be so furnished, including costs of preparing, printing and shipment, (f) the preparation, printing, mailing, delivery, filing and distribution by the Company of all supplements and amendments to the Prospectus required by paragraph (e) of Section 6.1, (g) the furnishing to the Representative and the other Underwriters of all reports and financial statements required by paragraphs (f) and (g) of Section 6.1, and (h) the holding of informational meetings related to the offer and sale of the Shares, other than the Underwriters' expenses for air transportation and hotel accommodations. Except as set forth above, the Representative will pay the fees and costs of its counsel and the costs of "tombstone" advertisements. If the sale of any of the Shares to the several Underwriters pursuant to this Agreement is not consummated for any reason, other than as a result of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Representative for all of its out-of-pocket expenses (including fees and expenses of counsel) incurred by the Representative in connection with this Agreement or in investigating, preparing to market or marketing the Shares.

                          6.3 The Company covenants and agrees that it will not
offer to sell, sell or otherwise dispose of any shares of Common Stock of the Company, or securities convertible or exchangeable for, or any rights to purchase or acquire, Common Stock, other than as provided in this Agreement or as disclosed in or contemplated by the Registration Statement, for a period of 90 days after the effective date of the Registration Statement, without the prior written consent of the Representative; provided, however, that nothing in this Section 6.3 shall prohibit (a) the exercise of currently outstanding warrants or options to purchase the Company's Common Stock, (b) the granting of new options to purchase the Company's Common Stock pursuant to the Company's Amended and Restated 1990 Stock Option Plan or any similar successor employee stock option plan, or (c) the granting of options to purchase the Company's Common Stock to Frost Capital Management in consideration of the closing of certain business acquisitions by the Company and the exercise of such options. The Company also will, at or prior to the First Closing Date, furnish you with a written agreement of each of the persons listed on Schedule B hereto to the effect that they will not offer to sell, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock, for a period of 180 days after the effective date of the Registration Statement, without the prior written consent of the Representative.

                  7.      Indemnification and Contribution.

                          (a) The Company will indemnify and hold harmless each Underwriter (including specifically each person who may be substituted for an Underwriter as provided in Section 9 hereof) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law or otherwise, and except as provided below, will reimburse each of the Underwriters and each such controlling person, if any, for any legal or other expenses incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless the untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, preliminary prospectus or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you or any Underwriter through you expressly for use therein. Promptly after receipt by any Underwriter or any person controlling the Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Underwriter will notify the Company in writing of the commencement thereof, and, subject to the provisions stated below, the Company shall assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Underwriter or such person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against it. Any Underwriter or any controlling person shall have the right to employ separate counsel in the action and to participate in the defense thereof, but the fees and expenses of its counsel shall not be at the expense of the Company unless the employment of that counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any action effected without the Company's consent.

                          (b) Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law or otherwise, and, except as provided below, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by you or any Underwriter through you expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against one or more Underwriters under this Section 7, the indemnified party will notify the Representative in writing of the commencement thereof, and the Underwriter or Underwriters against whom indemnity may be sought shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect to which indemnity my be sought against the Underwriter or Underwriters. The Company and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense thereof, but the fees and expenses of their counsel shall not be at the expense of any Underwriter unless the employment of that counsel has been specifically authorized by the Underwriter or Underwriters obligated to defend the action. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any action effected without the Underwriter's consent.

                          (c) It is agreed that the only information supplied by the Underwriters in writing for use in the Registration Statement, the preliminary prospectus or the Prospectus are set forth in the last paragraph on the cover of the Prospectus and in the table and the first paragraph under the table under the heading "Underwriting" in the Prospectus.

                          (d) In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party; then the Company and any such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) in either such case (after contribution from others) in such proportions so that all such Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities as is determined by multiplying the total amount of such losses, claims, damages or liabilities times the difference between the public offering price and the purchase price to the Underwriter and dividing the product thereof by the public offering price, and the Company shall be responsible for the portion of such losses, claims, damages or liabilities as determined by multiplying the total amount of such losses, claims, damages or liabilities times the purchase price to the Underwriters and dividing the product thereof by the public offering price; provided, however, that the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Shares purchased by such Underwriter to the number of Shares purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible and the contribution of the Company shall not be in excess of its proportionate share (based on the ratio of the number of Shares sold by the Company to the total number of Shares sold) of the portion of such losses, claims, damages or liabilities for which the Company is responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Act other than the Company and the Underwriters. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Company and any Underwriter, as the case may be, shall be entitled to contribution from the Company and/or the Underwriters, as the case may be, to the full extent permitted by law.

                  8.      Termination.

                          (a) This Agreement, except for Sections 6.2, 7, 10,
         11 and 12, may be terminated by the Representative by notifying the Company at any time at or prior to the First Closing Date, and the option referred to in Section 2(b) hereof, if exercised, may be canceled at any time prior to the Second Closing Date, if, in the Representative's judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the NASDAQ/NMS having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally, (iv) a banking moratorium not in force or effect on the date hereof having been declared by Federal or California or New York state authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred which, in the reasonable opinion of the Representative, makes it impracticable to offer or sell the Shares, (vi) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed likely by the Representative to have a material adverse impact on the business, financial condition or financial statements of the Company or the market for the securities offered hereby, (vii) any material adverse change having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus, in the condition of the Company, financial or otherwise, or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business which, in your judgment, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus, or (viii) any of the conditions specified in Section 5 hereof not having been fulfilled or waived in writing by the Representative, at or prior to the Closing Date, when and as required by this Agreement to be fulfilled.

                          (b) If this Agreement shall be terminated pursuant to any of the provisions hereof, except as provided in Sections 6.2 and 7, the Company shall not be under any liability to any Underwriter nor shall any Underwriter be under any liability to the Company, except that no Underwriter which shall have failed or refused to purchase the Shares agreed to be purchased by it hereunder, other than as a result of the termination of this Agreement pursuant to Section 8(a), shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its default.

                  9. Default of Underwriters. If one or more of the Underwriters shall fail or refuse (other than as a result of the termination of this Agreement pursuant to Section 8(a)) to purchase on the First Closing Date or the Second Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such defaulting Underwriter or Underwriters does not exceed 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then each of the non-defaulting Underwriters shall be obligated to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth in proportion to their respective obligations hereunder. In that case, the Representative and the Company shall have the right to postpone the First Closing Date or the Second Closing Date (as the case may be) for a period of not more than seven days in order that necessary changes and arrangements may be effected.

                  If one or more of the Underwriters shall fail or refuse (other than as a result of the termination of this Agreement pursuant to Section 8(a)) to purchase on the First Closing Date or the Second Closing Date the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Primary Shares or Over-Allotment Shares agreed to be purchased by such defaulting Underwriter or Underwriters shall exceed 10% of the total number of Primary Shares or Over-Allotment Shares (as the case may be) to be sold hereunder to the Underwriters, then the non-defaulting Underwriters have the right to purchase, or procure one or more Underwriters reasonably acceptable to the Company, to purchase, in such proportions as they may agree upon and upon the terms herein set forth, the Primary Shares or Over-Allotment Shares which such defaulting Underwriter or Underwriters agreed to purchase, and this Agreement shall be carried out accordingly. If such other Underwriters do not exercise this right within twenty-four hours after receiving notice of the default, then the Company shall be entitled to an additional period of twenty-four hours within which to procure another party or parties satisfactory to the Representative to purchase or agree to purchase these Primary Shares or Over-Allotment Shares on the terms herein set forth. In any such case, the Representative and the Company shall have the right to postpone the First Closing Date or the Second Closing Date (as the case may be) for a period of not more than seven days in order that necessary changes and arrangements may be effected. If this paragraph becomes applicable and neither the non-defaulting Underwriters nor the Company shall make arrangements within the period stated for the purchase of the Primary Shares or Over-Allotment Shares which the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company except as provided in Sections 6.2 and 7. The provisions of this

Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company arising out of the default.

                  10. Representations and Agreement to Remain in Effect. The expense, reimbursement and indemnification agreements contained in Sections 6, 7 and 8 shall survive any termination of this Agreement; and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Underwriters, the Company, any controlling person, director or officer of the Company or the Underwriters, and (ii) delivery, acceptance of and payment for the Shares under this Agreement.

                  11. Parties in Interest. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors and assigns, to the extent expressed herein, for the benefit of persons controlling any of the Company or any of the Underwriters, directors and officers of the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                  12. Notices, Headings, Applicable Law. Except as otherwise provided in this Agreement, all statements, requests, notices and other communications hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed to the Representative at the address set forth above, attention: Investment Banking (facsimile number: (213) 688-6642); and if to the Company to T-HQ, Inc., 5016 North Parkway Calabasas, Calabasas, CA 91302, attention: President (facsimile number: (818) 591-1615), with a copy to Sidley & Austin, 533 West Fifth Street, 40th Floor, Los Angeles, Ca. 90013, attention: Kenneth H. Levin (facsimile number (213) 896-6600). Any party may change the address at which it is to receive communications hereunder upon notice to the other parties as provided above. The headings in this Agreement have been inserted as a matter of convenience and reference and are not a part of this Agreement. The Agreement shall be construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of California.

                  Please confirm that the foregoing correctly sets forth the agreement among us.

                                       Sincerely yours,


                                       T-HQ, Inc.



                                        By   /s/ BRIAN J. FARRELL
                                          --------------------------------
                                          Title: President





Confirmed and Accepted as of the
date first above written.


WEDBUSH MORGAN SECURITIES Inc.




By   /s/ M. GARY WONG
  -------------------------------


For itself and as the Representative
of the several Underwriters.

                                   SCHEDULE A

                                  UNDERWRITERS

                                                                                            Number of
Underwriter                                                                                  Shares
-----------                                                                                  ------
Wedbush Morgan Securities Inc...................................................              800,000
Cowen & Company.................................................................               40,000
Montgomery Securities...........................................................               40,000
Oppenheimer & Co., Inc..........................................................               40,000
Advest, Inc.....................................................................               25,000
Robert W. Baird & Co. Incorporated..............................................               25,000
Black & Company Inc.............................................................               25,000
Crowell, Weedon & Co............................................................               25,000
Cruttenden Roth Incorporated....................................................               25,000
Dain Bosworth Incorporated......................................................               25,000
Dakin Securities Corporation....................................................               25,000
EVEREN Securities, Inc..........................................................               25,000
Furman Selz LLC.................................................................               25,000
Gerard Klauer Mattison & Co., Inc...............................................               25,000
Hanifen, Imhoff Inc.............................................................               25,000
Interstate/Johnson Lane Corporation.............................................               25,000
Jefferies & Company, Inc........................................................               25,000
Needham & Company, Inc..........................................................               25,000
Piper Jaffray Inc...............................................................               25,000
Ragen MacKenzie Incorporated....................................................               25,000
Sands Brothers & Co., Ltd.......................................................               25,000
The Seidler Companies Incorporated..............................................               25,000
Southwest Securities, Inc.......................................................               25,000
Stifel, Nicolaus & Company, Incorporated........................................               25,000
Sutro & Co. Incorporated........................................................               25,000
Van Kasper & Company............................................................               25,000
GBS Financial Corp..............................................................               10,000
TriQuest Financial Inc..........................................................               10,000
Waldron & Company, Inc..........................................................               10,000

    Total.......................................................................            1,500,000
                                                                                            =========

                                   SCHEDULE B

                     LIST OF SHAREHOLDERS AND OPTION HOLDERS


                                Brian J. Farrell
                                 Deborah A. Lake
                                L. Michael Haller
                                Lawrence Burstein
                                 Leslie Slutsky
                                   Bruce Jagid
                                Jeffery C. Lapin